UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2005

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 NW 82nd Avenue, Miami, Florida		33166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2005, our Compensation Committee approved the Ryder System, Inc. 2005 Management Incentive Compensation Plan, which is a performance-based plan in which our senior officers and other eligible employees participate. Annual bonuses awarded under the Plan are based on a percentage of the participants' base salary and depend primarily on how the company performs against pre-established targets for various performance metrics. The performance metrics applicable to our senior officers, including our CEO, are net operating revenue, return on capital and earnings per share. The Compensation Committee may, at its discretion, increase or decrease the bonus payout (not to exceed certain levels set forth in the Plan) based on individual performance. The Committee may not, however, increase the bonus payout amount for our senior officers.

A copy of the Plan is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Ryder System, Inc. 2005 Management Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

February 16, 2005	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Ryder System, Inc. 2005 Management Incentive Plan